UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2025

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37963	98-0630022
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
7700 Mills Civic Pkwy
West Des Moines, Iowa 50266
1 (515) 342-4678

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Depositary Shares, each representing a 1/1,000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series A	ATHPrA	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 5.625% Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series B	ATHPrB	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series C	ATHPrC	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 4.875% Fixed-Rate Perpetual Non-Cumulative Preferred Stock, Series D	ATHPrD	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 7.75% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series E	ATHPrE	New York Stock Exchange

7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064	ATHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2025, the Board of Directors (the “Board”) of Athene Holding Ltd. (the “Company”) appointed Grant Kvalheim, the Company’s current President, as the Company’s Chief Executive Officer, effective July 1, 2025. James R. Belardi, the Company’s current Chairman, Chief Executive Officer and Chief Investment Officer, was named Executive Chairman of the Company, also effective July 1, 2025, and will remain Chairman of the Board and the Company’s Chief Investment Officer.

Mr. Kvalheim, 68, has served as the Company’s President since April 2022. Mr. Kvalheim also serves as the Chief Executive Officer and President of Athene USA Corporation. Prior to assuming his current roles, he served as the Company’s President from January 2011 until September 2015, as the Company’s Chief Financial Officer from January 2011 until April 2013, and a director from January 2012 until February 2014. In addition, Mr. Kvalheim is a Partner at Apollo Global Management, Inc. (“AGM”), the corporate parent of the Company, and serves as an observer on the Executive Committee of AGM’s Board of Directors.

There are no family relationships between Mr. Kvalheim and any director or executive officer of the Company. Mr. Kvalheim has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the commencement of his service as the Company’s Chief Executive Officer, the Compensation Committee of AGM’s Board of Directors approved a target annual incentive bonus opportunity of $2,000,000 for Mr. Kvalheim for 2025, with the payout subject to the achievement of certain corporate objectives and performance goals and which will be payable in restricted stock units with respect to AGM common stock that will vest in equal annual installments on each of December 31, 2026, 2027 and 2028.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release, dated June 16, 2025, related to Mr. Kvalheim’s appointment as Chief Executive Officer and Mr. Belardi’s transition to Executive Chairman and Chief Investment Officer described above. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing information, including the Exhibit referenced in Item 7.01, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing or document, except as shall be expressly set forth by specific reference in such a filing or document.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated June 16, 2025 (furnished and not filed).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date:	June 16, 2025	/s/ Joseph B. Cohen
Joseph B. Cohen
Executive Vice President and General Counsel